EXHIBIT 99.1  Press Release Dated February 12, 2004


================================================================================
                                  PRESS RELEASE
================================================================================

FROM:    SIMON R.C. WADSWORTH

SUBJECT: MID-AMERICA APARTMENTS FOURTH QUARTER RESULTS IN LINE WITH EXPECTATIONS

DATE:    FEBRUARY 12, 2004
--------------------------------------------------------------------------------


Memphis, TN, Mid-America Apartment Communities, Inc. (NYSE: MAA) reported Funds From Operations ("FFO") of $17,119,000 or $0.76 per share/unit for the fourth quarter ended December 31, 2003. This compares to FFO per share/unit of $0.53 for the same quarter a year ago. The year-ago results have been restated in accordance with the current NAREIT definition of FFO, and include a charge of $0.10 per share/unit relating to the redemption of preferred stock.

For the year 2003, FFO was $2.59 per share/unit, which included a $0.28 non-cash charge related to the redemption of preferred stock. This compares to FFO per share/unit for 2002 restated to $2.59 per share/unit, which included a $0.10 per share/unit charge relating to the redemption of preferred stock and a charge of $0.07 per share/unit relating to the early extinguishment of debt. FFO for the fourth quarter of 2003 includes $0.04 per share/unit credit to interest expense relating to the amortization of the adjustment of the value of debt assumed during the 3rd quarter. All adjustments associated with restating 2002 FFO were made in accordance with, and as a result of, current NAREIT reporting definitions. FFO is the generally accepted measure of operating performance for real estate investment trusts. Reconciliations and discussions of FFO and the other non-GAAP performance measures can be found later in this release.

Net income available for common shareholders for the quarter ended December 31, 2003 was $281,000, or $0.01 per common share, as compared to a loss of $0.16 per common share for the same quarter a year ago (which included the charge of 12 cents per share related to the redemption of preferred stock in 2002). For the year 2003, the net loss available for common shareholders was $1,200,000 which included a $5,987,000 or $0.33 per share non-cash charge for the preferred stock that was redeemed in the third quarter. This compared to a loss of $1,929,000 for the year 2002 (after the charge for redemption of preferred stock of $2,041,000).

Highlights for the quarter were:

o Occupancy performance continued to strengthen as year-end same store occupancy of 93.1% compared favorably to 92.0% for the prior year.

o Quarterly same-store NOI grew by 2.9% on a sequential basis, and was down 1.5% from the same quarter a year ago.

o Revenue performance for the fourth quarter was the highest quarterly revenue performance the company has ever achieved.

o    Fixed charge coverage reached a five-year high.

o During the quarter and the first few weeks of 2004, the company completed 3 acquisitions which are expected to be immediately accretive to FFO and dividend coverage.

o The balance sheet continued to strengthen as $12 million in proceeds were raised in a direct common stock placement.

Eric Bolton, Chairman and CEO said, "We continue to strengthen the balance sheet and position for stronger FFO growth as market conditions improve. We're encouraged that the NOI of our same-store portfolio showed sequential quarterly improvement and that the portfolio has continued to show resiliency to the difficult market conditions. Mid-America's unique strategy focused on deploying capital in the high growth southeastern and south central regions of the country, diversified across large, middle and small tier markets, continues to deliver one of the highest risk adjusted investment returns for the sector."

Simon Wadsworth, Executive Vice-President and CFO said, "We are pleased with the steady progress made on strengthening the balance sheet. While the operating environment has pressured property revenue performance, we've been successful in significantly lowering our cost of capital. Our fixed charge coverage for 2003 is at 2.55 compared to 2.36 a year ago, a five-year high. Our business and investment strategy continues to deliver fairly predictable results with lower volatility."

"Our prior forecast for 2004 included 7 cents per share of non-cash income from the amortization of the adjustment to the value of the debt acquired in 2003. We've revised this estimate to 3 1/2 cents. Therefore we're adjusting the mid-point of our 2004 forecast to $2.88 and tightening the range of projected FFO to $2.86 to $2.90 per share/unit, with the first quarter from $0.71 to $0.73. This assumes that our same store performance continues to recover, with NOI growth in the range of 2.0%, and that we complete one more acquisition in our joint venture as we originally planned. We've assumed no other acquisitions, although we continue to actively pursue investments that will add to AFFO."

Bolton said, "We were pleased with the 47% total return that MAA common shareholders received in 2003. Over the 10 years since our initial public offering, our shareholders have experienced a compound annual total return of 15.3%. Our focus continues to be on strengthening dividend coverage and positioning for steady FFO growth. As a result of our commitment to take care of properties and not compromise leasing and resident quality standards during this weak part of the operating cycle, we believe that shareholder value continues to be well protected and poised to see steady growth."

MAA is a self-administered, self-managed apartment-only real estate investment trust which currently owns or has ownership interest in 36,712 apartment units throughout the southeast and southcentral U.S. For further details, please refer to our website at www.maac.net or contact Simon R. C. Wadsworth at (901) 682-6668, ext. 105. 6584 Poplar Ave., Suite 300, Memphis, TN 38138.


Certain matters in this press release may constitute forward-looking statements within the meaning of Section 27-A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934. Such statements include, but are not limited to, statements made about anticipated market conditions, anticipated acquisitions, redevelopment opportunities, and property financing. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including a downturn in general economic conditions or the capital markets, competitive factors including overbuilding or other supply/demand imbalances in some or all of our markets, shortage of acceptable property acquisition candidates, changes in interest rates and other items that are difficult to control, as well as the other general risks inherent in the apartment and real estate businesses. Reference is hereby made to the filings of Mid-America Apartment Communities, Inc., with the Securities and Exchange
Commission, including quarterly reports on Form 10-Q, reports on Form 8-K, and its annual report on Form 10-K, particularly including the risk factors contained in the latter filing.

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CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands except per share data)
--------------------------------------------------------------------------------

                                                              Three months ended                 Twelve months ended
                                                                 December 31,                       December 31,
                                                       ---------------------------------- ----------------------------------
                                                             2003             2002              2003             2002
                                                       -----------------  --------------- -----------------  ---------------
Property revenues                                              $ 64,211         $ 57,756         $ 239,245        $ 231,532
Property operating expenses                                      27,493           23,607           100,526           92,530
----------------------------------------------------------------------------------------------------------------------------
Net operating income                                             36,718           34,149           138,719          139,002
Interest and other non-property income                              173              266               839              737
Management and fee income, net                                       93              205               822              775
Property management expenses                                      1,651            1,851             8,435            8,633
General & administrative                                          1,902            1,557             7,235            6,665
Interest expense                                                 11,936           12,067            46,032           49,448
Loss (gain) on debt extinguishment                                 (215)           1,412              (111)           1,444
Depreciation and amortization                                    16,333           13,815            59,018           55,110
Amortization of deferred financing costs                            470              701             2,062            2,712
----------------------------------------------------------------------------------------------------------------------------
Income from continuing operations before loss from
    investments in unconsolidated entities and minority
    interest in operating partnership income                      4,907            3,217            17,709           16,502
Loss from investments in unconsolidated entities                   (633)            (115)             (949)            (532)
Minority interest in operating partnership income                  (243)             (27)           (1,360)            (388)
Net gain (loss) on insurance settlement proceeds                    260              (40)            2,942              397
Discontinued operations:
    Property operations                                              16               39               (55)             162
    Gain (loss) on sale of discontinued operations                   (2)               -             1,919                -
----------------------------------------------------------------------------------------------------------------------------
Net income                                                        4,305            3,074            20,206           16,141
Preferred dividend distribution                                   4,024            3,944            15,419           16,029
Premiums and original issuance costs associated with
    the redemption of preferred stock                                 -            2,041             5,987            2,041
----------------------------------------------------------------------------------------------------------------------------
Net income (loss) available for common shareholders            $    281         $ (2,911)        $  (1,200)       $  (1,929)
============================================================================================================================

Weighted average common shares - Diluted(1)                      19,949           17,709            18,374           17,561
Net income (loss) available for common shareholders            $   0.01           ($0.16)           ($0.07)          ($0.11)

(1) For periods where the Company reported a net loss available for common shareholders, the effect of dilutive shares has been excluded from net loss available for common shareholders per common shares computations because including such shares would be anti-dilutive.

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FUNDS FROM OPERATIONS (in thousands except per share data)
--------------------------------------------------------------------------------

Net income                                                     $  4,305         $  3,074         $  20,206        $  16,141
Addback: Depreciation and amortization real estate assets        15,989           13,323            57,645           53,753
Subtract: Net gain (loss) on insurance settlement
    proceeds                                                        260              (40)            2,942              397
Addback: Depreciation and amortization real estate assets
    of discontinued operations                                        -               40                78              153
Subtract: Gain (loss) on sale of discontinued operations             (2)               -             1,919                -
Addback: Depreciation and amortization real estate assets
    of unconsolidated entities                                      864              398             2,345            1,430
Subtract: Gain on sale of non-depreciable assets                      -               45                 -               45
Subtract: Preferred dividend distribution                         4,024            3,944            15,419           16,029
Addback: Minority interest in operating partnership income         (243)             (27)           (1,360)            (388)
----------------------------------------------------------------------------------------------------------------------------
Funds from operations before premiums and original
    issuance costs associated with the redemption of
    preferred stock                                              17,119           12,913            61,354           55,394
Premiums and original issuance costs associated with
    the redemption of preferred stock                                 -            2,041             5,987            2,041
----------------------------------------------------------------------------------------------------------------------------
Funds from operations                                          $ 17,119         $ 10,872         $  55,367        $  53,353
============================================================================================================================

Weighted average common shares and units - Diluted               22,637           20,634            21,354           20,613
Funds from operations before premiums and original
    issuance costs associated with the redemption of
    preferred stock per shares and units - Diluted             $   0.76         $   0.63         $    2.87        $    2.69
Funds from operations per shares and units - Diluted           $   0.76         $   0.53         $    2.59        $    2.59

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CONSOLIDATED BALANCE SHEETS (in thousands)
--------------------------------------------------------------------------------

                                                      December 31,      December 31,
                                                         2003              2002
                                                    --------------    --------------
Assets
Gross real estate assets                              $ 1,670,417       $ 1,452,362
Accumulated depreciation                                 (339,704)         (283,277)
Other real estate assets, net                              21,136            23,454
--------------------------------------------------------------------------------------
Real estate assets, net                                 1,351,849         1,192,539
Cash and cash equivalents, including restricted cash       20,880            18,057
Other assets                                               33,804            28,871
--------------------------------------------------------------------------------------
    Total assets                                      $ 1,406,533       $ 1,239,467
======================================================================================

Liabilities
Bonds and notes payable                               $   951,941       $   803,703
Other liabilities                                          61,279            64,188
--------------------------------------------------------------------------------------
    Total liabilities                                   1,013,220           867,891
Shareholders' equity and minority interest                393,313           371,576
--------------------------------------------------------------------------------------
    Total liabilities & shareholders' equity          $ 1,406,533       $ 1,239,467
======================================================================================

--------------------------------------------------------------------------------
OPERATING RESULTS (Dollars and shares in thousands except per share data)
--------------------------------------------------------------------------------

ROA                                               Three Months Ended     Trailing
                                                  December 31, 2003     4 Quarters
                                                  ------------------- ------------------
       Net income                                     $  4,305          $  20,206
       Net gain on insurance settlement proceeds          (260)            (2,942)
       Gain on sale of discontinued operations               2             (1,919)
       Depreciation and amortization                    16,333             59,018
       Amortization of deferred financing costs            470              2,062
       Interest expense                                 11,936             46,032
----------------------------------------------------------------------------------------
       EBITDA                                         $ 32,786          $ 122,457
========================================================================================

                                                    Annualized           Trailing
                                                       4Q03             4 Quarters
                                                 ------------------  -----------------
       Gross Real Estate Assets, Average              $ 1,695,111       $ 1,589,685
       EBITDA                                         $   131,144       $   122,457
       EBITDA/Gross Real Estate Assets                       7.7%              7.7%

                                                    Three Months Ended December 31,   Twelve Months Ended December 31,
                                               -------------------------------------  --------------------------------
                                                       2003              2002              2003            2002
                                               --------------------  ---------------  ----------------  --------------
EBITDA/Debt Service                                         2.57x             2.29x            2.49x            2.31x
EBITDA/Fixed Charges                                        2.64x             2.33x            2.55x            2.36x
Total Debt as % of Gross Real Estate Assets                   56%               54%
MAA portion of JV debt                                    $14,884           $36,747

AFFO                                                Three Months Ended December 31,   Twelve Months Ended December 31,
                                                    --------------------------------  --------------------------------
                                                       2003              2002              2003            2002
                                                    ---------------  ---------------  ----------------  --------------
       FFO                                               $ 17,119          $ 10,872         $ 55,367         $ 53,353
       Premiums and original issuance costs
           associated with the redemption of
           preferred stock                                      -             2,041            5,987            2,041
----------------------------------------------------------------------------------------------------------------------
       FFO before premiums and original issuance
           costs associated with the redemption of
           preferred stock                                 17,119            12,913           61,354           55,394
       Recurring Capex                                      3,256             4,966           12,846           12,123
----------------------------------------------------------------------------------------------------------------------
       AFFO(1)                                           $ 13,863          $  7,947         $ 48,508         $ 43,271
======================================================================================================================

       Average Common Shares and Units - Diluted           22,637            20,634           21,354           20,613
       AFFO per Shares and Units - Diluted               $   0.61          $   0.39         $   2.27         $   2.10

(1)  The three and twelve months ended  December 31, 2003 include  approximately
     $952,000 of a credit to interest expense relating to the amortization of the adjustment of the value of debt assumed during the third quarter.

--------------------------------------------------------------------------------
COMMUNITY STATISTICS
--------------------------------------------------------------------------------
Properties are grouped by operational responsibility.

                                                      At December 31, 2003
                                -------------------------------------------------------------
                                                                                  Average
                                 Number of       Portfolio                      Rental Rate
                                   Units        Concentration    Occupancy       Per Unit
                                -------------  ---------------  -------------  --------------
Tennessee
    Memphis                            4,837           13.4%           92.0%        $ 646.67
    Nashville                          1,399            3.9%           92.0%        $ 721.04
    Chattanooga                          943            2.6%           93.2%        $ 565.82
    Jackson                              664            1.9%           93.8%        $ 582.81

Florida
    Jacksonville                       3,631           10.2%           90.7%        $ 757.54
    Tampa                              1,120            3.1%           92.1%        $ 769.00
    Other                              2,518            7.0%           94.1%        $ 734.08

Georgia
    Atlanta                            2,116            5.9%           91.2%        $ 738.18
    Columbus / LaGrange                1,509            4.2%           95.1%        $ 657.07
    Augusta / Aiken / Savannah           912            2.6%           92.7%        $ 617.79
    Other                              1,962            5.5%           93.8%        $ 673.03

Texas
    Dallas                             2,854            8.0%           90.1%        $ 658.52
    Houston                            1,310            3.7%           90.1%        $ 739.81
    Austin                             1,254            3.5%           91.8%        $ 621.55

South Carolina
    Greenville                         1,492            4.2%           94.3%        $ 547.98
    Other                                784            2.2%           89.9%        $ 691.84

Kentucky
    Lexington                            924            2.6%           94.4%        $ 701.50
    Other                                624            1.7%           95.5%        $ 608.51

Mississippi                            1,673            4.7%           95.9%        $ 596.08
Alabama                                  952            2.7%           93.8%        $ 655.18
Arkansas                                 808            2.3%           94.9%        $ 626.77
North Carolina                           738            2.1%           95.1%        $ 539.66
Ohio                                     414            1.2%           92.8%        $ 675.13
Virginia                                 296            0.8%           99.3%        $ 755.10
-------------------------------------------------------------------------------------------------------------
                       Total          35,734          100.0%           92.7%        $ 671.62
=============================================================================================================

--------------------------------------------------------------------------------
SAME STORE STATISTICS
--------------------------------------------------------------------------------
Dollars in thousands except Average Rental Rate

                                Three Months    Three Months   Percent Change   Three Months   Percent Change
                                   Ended           Ended           From            Ended           From
                               Dec 31, 2003    Dec 31, 2002    Dec 31, 2002    Sep 30, 2003    Sep 30, 2003
                              --------------- --------------- ---------------- -------------- ---------------
Revenues                             $54,323         $53,984            0.6%         $54,102            0.4%

Property Operating Expenses           15,909          14,978            6.2%          16,524           -3.7%
RE Taxes and Insurance                 6,774           6,940           -2.4%           6,773            0.0%
Other Expenses                           152              87           74.7%             207          -26.6%
-------------------------------------------------------------------------------------------------------------
Total Operating Expenses              22,835          22,005            3.8%          23,504           -2.8%
-------------------------------------------------------------------------------------------------------------

NOI                                  $31,488         $31,979           -1.5%         $30,598            2.9%
=============================================================================================================

Units (1)                             29,043          29,043                          29,043
Average Rental Rate (1)              $657.81         $657.39            0.1%         $657.20            0.1%
Average Physical Occupancy (1)         93.1%           92.0%            1.1%           94.7%           -1.6%

(1)  Values are at December 31, 2003 and 2002, and September 30, 2003.

--------------------------------------------------------------------------------
DEBT AS OF DECEMBER 31, 2003
--------------------------------------------------------------------------------
Dollars in thousands

                                         Principal      Average Years       Average
                                          Balance       to Maturity(1)        Rate
                                      ---------------- -----------------  ------------
Conventional - Fixed Rate or Swapped        $ 612,472             8.5             6.7%
Conventional - Forward Swapped(2)              40,000             8.6             1.8%
Tax-free - Fixed Rate or Swapped              116,068            23.7             5.4%
Conventional - Variable Rate                  165,741             7.7             1.9%
Tax-free - Variable Rate                       17,660            27.7             2.0%
-------------------------------------------------------------------------------------------------------------------------
     Total                                  $ 951,941            10.6             5.4%

(1) Maturities on swapped balances are calculated using the life of the underlying variable debt.

(2) As the forward swaps are not yet in effect, the average rate represents the rate on the underlying variable debt.

FUTURE PAYMENTS                                                                             Average
                                          Scheduled                                          Rate of
                                         Amortization     Maturities          Total        Maturities
                                        --------------  ---------------  ---------------  -----------
                                2004        $   3,511       $  93,595        $  97,106        5.8%
                                2005            3,806               -            3,806
                                2006            4,046           4,459            8,505        8.8%
                                2007            4,242               -            4,242
                                2008            4,524               -            4,524        6.9%
                          Thereafter          102,757         731,001          833,758        5.3%
-------------------------------------------------------------------------------------------------------------------------
                               Total        $ 122,886       $ 829,055        $ 951,941        5.4%


--------------------------------------------------------------------------------
OTHER DATA
--------------------------------------------------------------------------------
Shares and units in thousands except per share data

                                                        Three Months Ended December 31,  Twelve Months Ended December 31,
                                                       --------------------------------  --------------------------------
                                                                 2003             2002             2003             2002
                                                       ------------------  ------------  -------------------  -----------
Weighted average common shares and units - Basic               22,285           20,449           21,093           20,415
Weighted average common shares and units - Diluted             22,637           20,634           21,354           20,613
Weighted average common shares - Diluted(1)                    19,949           17,709           18,374           17,561
Number of apartment units with ownership interest
    (excluding development units not delivered)                35,734           33,923           35,734           33,923
Apartment units added during period, net                          501              464            1,811              512

(1) For periods where the Company reported a net loss available for common shareholders, the effect of dilutive shares has been excluded from weighted avergae common shares computations because including such shares would be anti-dilutive.

PER SHARE DATA
     Dividend declared per common share                        $0.585           $0.585           $2.340           $2.340


DIVIDEND INFORMATION (latest declaration)                 Payment          Payment           Record
                                                         per Share           Date             Date
                                                    -----------------  ---------------  ----------------
     Common Dividend - quarterly                          $0.5850         01/31/2004       01/24/2004
     Preferred Series F - monthly                         $0.1927         02/13/2004       02/01/2004
     Preferred Series H - quarterly                       $0.51875        12/23/2003       12/13/2003

--------------------------------------------------------------------------------
NON-GAAP FINANCIAL DEFINITIONS
--------------------------------------------------------------------------------


Funds From Operations (FFO)

     FFO represents net income (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP) excluding extraordinary items, minority interest in Operating Partnership income, gain or loss on sale of discontinued operations and insurance settlement proceeds, plus depreciation and amortization of real estate and adjustments for joint ventures to reflect FFO on the same basis. This definition of FFO is in accordance with the National Association of Real Estate Investment Trust's definition. Our calculation of FFO may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income.

     The Company believes that FFO is helpful in understanding the Company's operating performance in that FFO excludes depreciation expense on real estate assets. The Company believes that GAAP historical cost depreciation of real estate assets is generally not correlated with changes in the value of those assets, whose value does not diminish predictably over time, as historical cost depreciation implies.

     While the Company has included the amount charged to retire preferred stock in excess of carrying values in its FFO calculation in response to the SEC's July 31st Staff Policy Statement relating to EITF Topic D-42 concerning the calculation of earnings per share for the redemption of preferred stock, the Company believes that FFO before amount charged to retire preferred stock in excess of carrying values is also an important measure of operating performance as the amount charged to retire preferred stock in excess of carrying values is a non-cash adjustment representing issuance costs in prior periods for preferred stock.


Adjusted Funds From Operations (AFFO)

     For purposes of these computations, AFFO is composed of FFO less recurring capital expenditures plus the premiums and original issuance costs of preferred stock that was redeemed. As an owner and operator of real estate, we consider AFFO to be an important measure of performance from core operations because AFFO measures our ability to control revenues, expenses and recurring capital expenditures.


Earnings Before Interest Taxes Depreciation and Amortization (EBITDA)

     For purposes of these computations, EBITDA is composed of net income before net gain on discontinued operations and insurance settlement proceeds, plus depreciation and amortization, interest expense, and amortization of deferred financing costs. EBITDA is a non-GAAP financial measure we use as a performance measure. As an owner and operator of real estate, we consider EBITDA to be an important measure of performance from core operations because EBITDA does not include various income and expense items that are not indicative of our operating performance. EBITDA should not be considered as an alternative to net income as an indicator of financial performance. Our computation of EBITDA may differ from the methodology utilized by other companies to calculate EBITDA.